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                                                                     EXHIBIT 1.1


                          $575,000,000 Principal Amount

                                IVAX CORPORATION

                  4 1/2% Convertible Senior Subordinated Notes
                                    due 2008

                               PURCHASE AGREEMENT

May 1, 2001


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                               PURCHASE AGREEMENT

                                                                     May 1, 2001


UBS WARBURG LLC
    as Initial Purchaser
299 Park Avenue
New York, New York 10171

Dear Sirs:

                  IVAX Corporation, a Florida corporation, (the "COMPANY"), proposes to issue and sell to the initial purchaser named in SCHEDULE A hereto (the "INITIAL PURCHASER") $575,000,000 aggregate principal amount of its 4 1/2% Convertible Senior Subordinated Notes due 2008 (the "FIRM NOTES"). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Initial Purchaser the option to purchase from the Company up to an additional $150,000,000 aggregate principal amount of the Company's 4 1/2% Convertible Senior Subordinated Notes due 2008 (the "ADDITIONAL NOTES"). The Firm Notes and the Additional Notes are hereinafter collectively sometimes referred to as the "NOTES".

                  The Notes are to be issued pursuant to an indenture (the "INDENTURE") to be dated as of May 4, 2001, between the Company and U.S. Bank Trust Company, National Association, as trustee (the "TRUSTEE"). Copies of the Indenture, in substantially final form, have been delivered to the Initial Purchaser. The Notes will be convertible in accordance with their terms and the terms of the Indenture into shares of the Common Stock of the Company, par value $.10 per share (the "SHARES").

                  The Company and the Initial Purchaser agree as follows:

                  1. SALE AND PURCHASE: Upon the basis of the warranties and representations and subject to the other terms and conditions herein set forth, the Company agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, the aggregate initial principal amount of Firm Notes set forth opposite the name of the Initial Purchaser in Schedule A hereto at a purchase price of 97.4% of the initial principal amount thereof.

                  In addition, the Company hereby grants to the Initial Purchaser the one-time option to purchase, and upon the basis of the representations and warranties and subject to the other terms and conditions herein set forth, the Initial Purchaser shall have the one-time right to purchase from the Company, all or a portion of the Additional Notes as may be necessary to cover overallotments made in connection with the offering of the Firm Notes, at a purchase price of 97.4% of the initial principal amount thereof, plus accrued interest, if any, from the time of purchase (as hereinafter defined) to the additional time of purchase (as hereinafter defined). This option may be exercised by the Initial Purchaser at any time (but not more than once) on or before the thirtieth day following the date hereof, by



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written notice to the Company. Such notice shall set forth the aggregate initial principal amount of Additional Notes as to which the option is being exercised, and the date and time when the Additional Notes are to be delivered (such date and time being herein referred to as the "ADDITIONAL TIME OF PURCHASE"); PROVIDED, HOWEVER, that the additional time of purchase shall (i) not be earlier than the time of purchase nor (ii) earlier than the second business day(1) after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised.

                  2. PAYMENT AND DELIVERY: Payment of the purchase price for the Firm Notes shall be made to the Company by Federal (same day) funds, against delivery of the certificates for the Firm Notes to you through the facilities of the Depository Trust Company ("DTC") in the form of a global certificate or certificates, registered in the name of Cede & Co., the nominee of DTC ("CEDE & CO."), at the offices of Willkie Farr & Gallagher in New York, NY, or at such other place as may be agreed upon by the parties hereto, for the account of the Initial Purchaser. Such payment and delivery shall be made at 10:00 A.M., eastern daylight time, on May 4, 2001 (unless another time shall be agreed to by you and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the "TIME OF PURCHASE". Global certificates for the Firm Notes shall be delivered to the Trustee in such form and in such names and in such denominations as the Trustee shall specify. For the purpose of expediting the checking of the global certificates for the Firm Notes by you, the Company agrees to make the global certificates available to you for such purpose at least one full business day preceding the time of purchase.

                  Payment of the purchase price for the Additional Notes shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Notes. Certificates for the Additional Notes shall be delivered to you through the facilities of DTC in the form of a global certificate or certificates registered in the name of Cede & Co. For the purpose of expediting the checking of the global certificates for the Additional Notes by you, the Company agrees to make such global certificates available to you for such purpose at least one full business day preceding the additional time of purchase.

                  3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY: The Company represents and warrants to the Initial Purchaser that:

                     (a) The Company has prepared an offering memorandum, dated May 1, 2001 (together with any amendments thereof or supplements thereto prior to the time of purchase, the "OFFERING MEMORANDUM"), in connection with the offering of the Notes. Any reference to the Offering Memorandum shall be deemed to refer to and include the Company's Annual Report on Form 10-K for the year ended December 31, 2000, other filed documents incorporated by reference therein and all documents subsequently filed with the United States Securities and Exchange Commission (the "COMMISSION") pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), on or prior to the date of the Offering Memorandum, and any reference to the Offering Memorandum, as amended or supplemented, as of any specified date, shall be deemed to include (i)

------------
(1) As used herein "business day" shall mean a day on which the American Stock Exchange is open for trading.

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         any documents filed with the Commission pursuant to Section 13(a),
         13(c) or 15(d) of the Exchange Act after the date of the Offering Memorandum and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(e) hereof) furnished by the Company prior to the completion of the distribution of the Notes, and all documents filed under the Exchange Act and so deemed to be included in the Offering Memorandum or any amendment or supplement thereto are hereinafter called the "EXCHANGE ACT REPORTS." The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. Neither the Offering Memorandum nor the Exchange Act Reports, in each case as amended or supplemented, does or will, as of its respective date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Initial Purchaser expressly for use therein;

                       (b) As of December 31, 2000, the Company had an authorized capitalization as set forth under the column heading entitled "Actual" in the section of the Offering Memorandum entitled "Capitalization" and, as adjusted to give effect to the offering of the Firm Notes and the application of the net proceeds therefrom as described in the "Use of Proceeds" section of the Offering Memorandum, the Company would, as of December 31, 2000, have had an authorized capitalization as set forth under the column heading entitled "As Adjusted" in the section of the Offering Memorandum entitled "Capitalization"; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Florida whose status is active, with all requisite corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum, to execute and deliver this Agreement, the Registration Rights Agreement (as defined) and the Indenture and to issue and sell the Notes and to issue Shares upon conversion of the Notes in accordance with their terms and the terms of the Indenture;

                       (c) The Company and each of its subsidiaries (the "SUBSIDIARIES") are duly qualified or licensed to do business as foreign corporations and are in good standing in each jurisdiction in which the nature of their respective businesses requires such qualification and in which the failure, individually or in the aggregate, to be so licensed or qualified would have a material adverse effect on the operations, business or condition of the Company and its Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"); and the Company and each of its Subsidiaries are in compliance in all respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not have a Material Adverse Effect;

                       (d) Neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default by the Company or any of its Subsidiaries or, to the knowledge of the Company, affiliates under), its respective charter or by-laws or in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound, except, in each case, where such breach or default would not have a Material Adverse Effect and, assuming the accuracy of the



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         Initial Purchaser's representations and warranties set forth herein, the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Indenture and the issuance of the Notes and consummation of the transactions contemplated hereby and thereby including the issuance of the Shares upon conversion of the Notes, will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default by the Company or any of its Subsidiaries or, to the knowledge of the Company, affiliates under), any provisions of the charter or by-laws of the Company or any of its Subsidiaries or under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or, to the knowledge of the Company, any decree, judgment or order applicable to the Company or any of its Subsidiaries, except in each case where such breach or default would not have a Material Adverse Effect;

                       (e) The Indenture has been duly authorized by the Company and when executed and delivered by the Company and the other parties thereto will be a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity;

                       (f) The Registration Rights Agreement substantially in the form as attached hereto as EXHIBIT A between the Company and the Initial Purchaser (the "REGISTRATION RIGHTS AGREEMENT") has been duly authorized by the Company and when executed and delivered by the Company and the other parties thereto will be a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity and (b) the rights to indemnity and contribution may be limited by applicable law;

                       (g) The Notes have been duly authorized by the Company for issuance and sale to the Initial Purchaser and when executed and delivered by the Company and duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms hereof will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity; the Shares initially issuable upon conversion of the Notes have been duly authorized and validly reserved for issuance upon conversion of the Notes and upon conversion of the Notes in accordance with their terms and the terms of the Indenture will be issued free of statutory and contractual preemptive rights and are sufficient in number to meet the current conversion requirements, and such Shares, when so issued upon such conversion in accordance with the terms of the Indenture, will be duly and validly issued and fully paid and nonassessable;

                       (h) This Agreement has been duly authorized, executed and delivered by the Company and upon due and valid execution by the other parties hereto will be a legal, valid and binding agreement of the Company enforceable in accordance with its terms except (a) as the




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         enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity and (b) the rights to indemnity and contribution may be limited by applicable law;

                       (i) The terms of the Notes, the Registration Rights Agreement, the Indenture and the capital stock of the Company, including the Shares, conform in all material respects to the description thereof contained in the Offering Memorandum;

                       (j) Assuming the accuracy of the Initial Purchaser's representations and warranties set forth herein, no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale by the Company of the Notes and the Shares as contemplated hereby other than
         (i) as may be required (A) under the securities or blue sky laws of the various jurisdictions in which the Notes and the Shares are being offered by the Initial Purchaser, (B) with respect to the Notes, under the applicable listing criteria of the National Association of Securities Dealers, Inc. (the "NASD") for its PORTAL trading market ("PORTAL") and (C) with respect to the Shares, under the applicable listing criteria of the American Stock Exchange ("AMEX") and (ii) as have been made or obtained on or prior to the time of purchase or additional time of purchase, as the case may be, (or, if not required to be made or obtained on or prior to the time of purchase or additional time of purchase, as the case may be, that will be made or obtained when required);

                       (k) Arthur Andersen LLP, whose reports on the consolidated financial statements of the Company and its Subsidiaries are included in the Offering Memorandum, are independent public accountants with respect to the Company as required by the Securities Act of 1933, as amended (the "ACT"), and the applicable published rules and regulations thereunder;

                       (l) Each of the Company and its Subsidiaries has all necessary licenses, authorizations, consents and approvals (collectively, "CONSENTS") and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule ("FILINGS") and has obtained all necessary Consents from other persons, in order to conduct its respective business, except where the failure to have any such Consent or to have made any such Filing would not have a Material Adverse Effect; neither the Company nor any of its Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or, to the knowledge of the Company, any decree, order or judgment applicable to the Company or any of its Subsidiaries which violation or default would have a Material Adverse Effect;

                       (m) Except as described or incorporated by reference in the Offering Memorandum, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which would result in a judgment, decree or order having a Material Adverse Effect;

                       (n) The Company and each Subsidiary have filed on a timely basis all necessary federal, state and foreign income, franchise and other tax returns (other than returns being contested in good faith) and have paid all taxes shown thereon as due (other than those



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         being contested in good faith or which are currently payable without penalty or interest), and the Company has no knowledge of any tax deficiency which has been or might be asserted against the Company or any Subsidiary which would have a Material Adverse Effect; all material tax liabilities are adequately provided for within the financial statements of the Company in accordance with generally accepted accounting principles ("GAAP");

                       (o) The Company and its Subsidiaries maintain insurance (including self-insurance as disclosed or incorporated by reference in the Offering Memorandum) of the types and in the amounts reasonably believed to be adequate for their business and consistent with insurance coverage maintained by similar companies in similar businesses, all of which insurance is in full force and effect;

                       (p) Neither the Company nor its Subsidiaries are involved in any labor dispute or disturbance nor, to the knowledge of the Company, is any such dispute or disturbance threatened except, in each case, for disputes or disturbances which would not, individually or in the aggregate, have a Material Adverse Effect;

                       (q) Except as described or incorporated by reference in the Offering Memorandum, the Company and each Subsidiary owns or possess such licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, know-how, franchises, and other material intangible property and assets (collectively, "INTELLECTUAL PROPERTY") necessary to the conduct of their businesses as conducted and as proposed to be conducted as described or incorporated by reference in the Offering Memorandum, except where the failure to do so would not have a Material Adverse Effect; the Company has no knowledge that it or any Subsidiary lacks or will be unable to obtain any rights or licenses to use any of the Intellectual Property necessary to conduct the business now conducted or proposed to be conducted by it as described or incorporated by reference in the Offering Memorandum, except as described in the Offering Memorandum or incorporated by reference in the Offering Memorandum and except where the failure to have or obtain such rights or licenses would not have a Material Adverse Effect; the Offering Memorandum fairly and accurately describes the Company's rights with respect to the Intellectual Property; the Company has not received any written notice of infringement or of conflict with rights or claims of others with respect to any Intellectual Property which infringement or conflict would have a Material Adverse Effect; the Company is not aware of any patents of others which are infringed by the Company's potential products or processes referred to or incorporated by reference in the Offering Memorandum in such a manner as would have a Material Adverse Effect, except as described in the Offering Memorandum or incorporated by reference into the Offering Memorandum;

                       (r) The audited financial statements and related notes thereto of the Company incorporated by reference in the Offering Memorandum present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the results of operations and cash flows of the Company and its Subsidiaries for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis during the periods involved;




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                       (s) Subsequent to the respective dates as of which
         information is given in the Offering Memorandum, and except as may be otherwise stated or incorporated by reference in the Offering Memorandum, there has not been (A) any material and unfavorable change, financial or otherwise, in the business, properties, prospects, regulatory environment, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (B) any transaction entered into by the Company or any of its Subsidiaries, which is material to the Company and its Subsidiaries taken as a whole, or (C) any obligation, contingent or otherwise, directly or indirectly, incurred by the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries taken as a whole;

                       (t) When the Notes are issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

                       (u) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

                       (v) Prior to the date hereof, neither the Company nor, to the Company's knowledge, any of its affiliates has taken any action which is designed to or which has constituted or which might have been reasonably expected to constitute or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Notes, except as permitted by this Agreement;

                       (w) Subject to compliance by the Initial Purchaser with the representations and agreements contained in Section 4, neither the Company nor any person acting on its behalf (other than the Initial Purchaser, as to whom the Company makes no representations) has offered or sold the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Company, and, to the Company's knowledge, any affiliate of the Company and any person acting on its or their behalf (other than the Initial Purchaser as to whom the Company makes no representations) have complied with and will implement the "offering restriction" within the meaning of such Rule 902;

                       (x) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company (other than the Initial Purchaser as to whom the Company makes no representations) has offered or sold to any person any Notes or any securities of the same or a similar class as the Notes, other than Notes offered or sold to the Initial Purchaser hereunder; and

                       (y) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum, will not be an "investment company" as defined in the Investment Company Act of 1940 or a company controlled by an investment company.




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                  4. REPRESENTATIONS AND WARRANTIES OF THE INITIAL PURCHASER.
The Initial Purchaser propose to offer the Notes for sale upon the terms and conditions set forth in this Agreement and the Offering Memorandum, and the Initial Purchaser hereby represents and warrants to and agrees with the Company that:

                       (a) It will offer and sell the Notes only: (i) (x) to persons whom it reasonably believes are "qualified institutional buyers" ("QIBS") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A or (y) to institutional "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Act in transactions meeting the requirements of Regulation D under the Act and (ii) outside the United States to certain persons in compliance with Regulation S under the Act;

                       (b) It is a QIB within the meaning of Rule 144A;

                       (c) It has not and will not directly or indirectly offer or sell the Notes by any form of general solicitation, general advertising, including, but not limited to, the methods described in Rule 502(c) under the Act; and

                       (d) Its execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on its part, and this Agreement, when executed and delivered by the Company, will be its legal, valid and binding agreement, enforceable in accordance with its terms, except
         (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws effecting creditor's rights generally and general principles of equity and (b) the rights of indemnity and contribution may be limited by applicable law.

                  5. CERTAIN COVENANTS OF THE COMPANY: The Company hereby agrees that:

                       (a) The Company will prepare the Offering Memorandum in a form approved by the Initial Purchaser and will make no amendment or supplement to the Offering Memorandum which shall reasonably be disapproved by the Initial Purchaser promptly after reasonable notice thereof;

                       (b) Promptly from time to time, the Company will take such action as the Initial Purchaser may reasonably request to qualify the Notes and the Shares for offering and sale under the securities laws of such jurisdictions as the Initial Purchaser may request and will comply with such laws so as to permit the continuance of sales and dealing therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; PROVIDED, that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process or subject itself to any tax in any such jurisdiction where it is not now so qualified or subject;

                       (c) The Company will furnish the Initial Purchaser with two copies of the Offering Memorandum and each amendment or supplement thereto and such additional copies thereof in such quantities as the Initial Purchaser may from time to time reasonably request, and if, at any time prior to the completion of the resale of the Notes by the Initial Purchaser, but in any event for no more than nine months after the date of the Offering Memorandum, any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such



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

         Offering Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Memorandum, the Company will notify the Initial Purchaser and upon the Initial Purchaser's request will prepare and furnish without charge to the Initial Purchaser and to any dealer in securities as many copies as the Initial Purchaser may from time to time reasonably request of an amended Offering Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or effect such compliance;

                       (d) During the period beginning from the date hereof and continuing until the date 90 days after the date of the Offering Memorandum, the Company will not, without the prior written consent of UBS Warburg LLC, sell, contract to sell or otherwise dispose of, any Shares, any securities substantially similar to the Notes or the Shares or any securities that are convertible into or exchangeable for Shares (other than (i) the issuance of the Notes; (ii) the issuance of Shares upon conversion of the Notes; (iii) the issuance of Shares upon conversion or exercise of outstanding convertible or exchangeable securities; (iv) the issuance of Shares or securities convertible into or exchangeable for Shares in connection with the purchase by the Company of any business or assets PROVIDED THAT sales by the recipients of such shares are, during the 90 day period referred to above, subject to the volume limitations of Rule 144, and, PROVIDED, FURTHER, that after 30 days after the date of the Offering Memorandum, the Company may issue Shares or securities convertible into or exchangeable for Shares in connection with the purchase by the Company of any business or assets without regard to whether sales by the recipients of such shares are subject to the volume limitations of Rule 144; (v) the issuance of Shares or options pursuant to employee stock option or employee stock purchase plans existing on, or upon exercise of warrants outstanding as of, the date of this Agreement; or (vi) the issuance to UBS Warburg LLC of equity put options in connection with hedging activities and the issuance of Shares in settlement of such put options);

                       (e) At any time when the Company is not subject to
         Section 13 or 15(d) of the Exchange Act and so long as any of the Notes (or Shares issued upon conversion thereof) are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, for the benefit of holders from time to time of the Notes, the Company will furnish at its expense, upon request, to holders of Notes and prospective purchasers of Notes information (the "ADDITIONAL ISSUER INFORMATION") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

                       (f) The Company will use its best efforts to cause the Notes to be eligible for PORTAL;

                       (g) For so long as the Notes remain outstanding, the Company will furnish to the Initial Purchaser copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and will deliver to the Initial Purchaser (i) as soon as they are available, copies of any reports and financial statements furnished to or filed by the Company with the Commission or any securities exchange on which the Notes or any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Initial

         Purchaser may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

                       (h) The Company will use the net proceeds received by it from the sale of the Notes pursuant to this Agreement in the manner specified in the Offering Memorandum under the caption "Use of Proceeds";

                       (i) The Company will reserve and keep available at all times free of preemptive rights, Shares for the purpose of enabling the Company to satisfy any obligations to issue Shares upon conversion of the Notes;

                       (j) The Company will use its best efforts to list, as promptly as practicable but in no event later than the time that the registration statement is declared effective in accordance with the Registration Rights Agreement, and subject to notice of issuance, the Shares on the American Stock Exchange;

                       (k) The Company will pay all expenses, fees and taxes (other than any transfer taxes, and fees and expenses of the Initial Purchaser including, without limitation, disbursements of counsel for the Initial Purchaser except as set forth under Section 6 hereof and
         (iii) and (iv) below) in connection with (i) the preparation and filing of the Offering Memorandum and the printing and furnishing of copies thereof to the Initial Purchaser and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance, execution, authentication and delivery of the Notes and the Shares, (iii) the word processing and/or printing of the Indenture, and the reproduction and/or printing and furnishing of copies thereof to the Initial Purchaser and to dealers (including costs of mailing and shipment),
         (iv) the qualification of the Notes and the Shares for offering and sale under state laws (including the legal fees and filing fees and other disbursements of counsel for the Initial Purchaser) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Initial Purchaser and to dealers, (v) any listing of the Notes on PORTAL, (vi) any fees payable to investment rating agencies with respect to the Notes and (vii) the performance of the Company's other obligations hereunder.

                       (l) The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Notes or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Notes has been completed (as notified to the Company by the Initial Purchaser), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act (the foregoing will not prevent offers and sales made pursuant to a shelf registration statement in accordance with the Registration Rights Agreement).

                  6. REIMBURSEMENT OF INITIAL PURCHASER'S EXPENSES: If the Firm Notes are not delivered for any reason other than the default by the Initial Purchaser in its or obligations hereunder, the Company shall reimburse the Initial Purchaser for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of their counsel. Otherwise, the Company shall have no obligation to reimburse the Initial Purchaser for any expenses not specifically provided for in Section 5(k).

                  7. CONDITIONS OF INITIAL PURCHASER'S OBLIGATIONS: As used in this Section 7, the word "material" shall not apply to any representations or warranties of the Company already qualified as to materiality or Material Adverse Effect. The obligations of the Initial Purchaser hereunder are subject to the accuracy in all material respects of the representations and warranties on the part of the Company on the date hereof and at the time of purchase; PROVIDED, that any representations and warranties which by their terms speak as of a specific date shall remain accurate in all material respects as of such date. The obligations of the Initial Purchaser at the additional time of purchase are subject to the accuracy in all material respects of the representations and warranties on the part of the Company on the date hereof, at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be (except for any representations and warranties which by their terms speak as of a specific date, which shall remain accurate in all material respects as of such date). Additionally, the obligations of the Initial Purchaser hereunder are subject to performance by the Company of its obligations hereunder and to the following conditions:

                       (a) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Akerman Senterfitt & Eidson, P.A., counsel for the Company, addressed to the Initial Purchaser and dated the date of the time of purchase or the date of the additional time of purchase, as the case may be, and in form satisfactory to Willkie Farr & Gallagher, counsel for the Initial Purchaser, substantially in the form of EXHIBIT B hereto;

                       (b) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Carol Gillespie, General Counsel of the Company, addressed to the Initial Purchaser and dated the date of the time of purchase or the date of the additional time of purchase, as the case may be, in form satisfactory to Willkie Farr & Gallagher, counsel for the Initial Purchaser, substantially in the form of EXHIBIT C hereto;

                       (c) You shall have received from Arthur Andersen LLP (i) a draft customary comfort letter dated as of the date of this Agreement and (ii) a final customary comfort letter dated the date of the time of purchase and the date of the additional time of purchase (if applicable), as the case may be, and addressed to the Initial Purchaser without material change from the draft delivered as of the date of this Agreement;

                       (d) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Willkie Farr & Gallagher, counsel for the Initial Purchaser, dated the date of the time of purchase or the date of the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to you;

                       (e) At the time of purchase or the additional time of purchase, as the case may be, the Offering Memorandum shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                       (f) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material and unfavorable change, financial or otherwise (other than as stated or incorporated by reference in the Offering Memorandum, as amended or supplemented), in the business, condition or prospects of the Company and its Subsidiaries taken as a whole shall occur or become known and (ii) no transaction which is material and unfavorable to the Company (other than as disclosed in the Offering Memorandum) shall have been entered into by the Company or any of its Subsidiaries;

                       (g) The Company will, at the time of purchase or the additional time of purchase, as the case may be, deliver to you a certificate of its chief financial officer to the effect that the representations and warranties of the Company set forth in this Agreement and the conditions set forth in the lead-in paragraph to this paragraph 7 relating to the accuracy of the Company's representations and warranties and the performance by the Company of its obligations hereunder have been met;

                       (h) You shall have received copies, duly executed by the Company, of the Registration Rights Agreement and the Indenture;

                       (i) Each of Phillip Frost, Neil Flanzraich, Jane Hsiao and Isaac Kaye shall have entered into Lock-up Agreements in the form attached as EXHIBIT D hereto;

                       (j) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Offering Memorandum as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request;

                       (k) The Notes shall have been designated for trading on PORTAL, subject only to notice of issuance at or prior to the time of purchase; and

                       (l) Between the time of execution of this Agreement and the time of purchase or additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any subsidiary of the Company by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) promulgated under the Act.

                  8. CONDITIONS TO OBLIGATIONS OF THE COMPANY: As used in this
Section 8, the word "material" shall not apply to any representations or warranties of the Initial Purchaser already qualified as to materiality or Material Adverse Effect. The obligations of the Company hereunder are subject to the accuracy in all material respects of the representations and warranties on the part of the Initial Purchaser on the date hereof and at the time of purchase. The obligations of the Company at the additional time of purchase are subject to the accuracy in all material respects of the representations and warranties on the part of the Initial Purchaser on the date hereof, at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be. Additionally, the obligations of the Company hereunder are subject to performance by the Initial Purchaser of its obligations hereunder and to the following conditions:

                       (a) The Initial Purchaser shall have delivered payment to the Company for the Firm Notes or Additional Notes, as the case may be, pursuant to Section 2 of this Agreement; and

                       (b) No injunction, restraining order or order of any nature by any national, state, local or foreign governmental or regulatory commission, board, body, authority or agency shall have been issued as of the time of purchase or the additional time of purchase, as the case may be, that would prevent or interfere with the issuance or sale of the Notes; and no stop order suspending the qualification or exemption from qualification of any of the Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or be pending or contemplated as of the time of purchase or the additional time of purchase, as the case may be.

                  9. TERMINATION: The obligations of the Initial Purchaser hereunder shall be subject to termination in the absolute discretion of the Initial Purchaser if, since the time of execution of this Agreement or the respective dates as of which information is given in the Offering Memorandum,
(y) there has been any material adverse and unfavorable change, financial or otherwise (other than as disclosed or incorporated by reference in the Offering Memorandum), in the business, condition or prospects of the Company and its Subsidiaries taken as a whole, which would, in your judgment or in the judgment of the Initial Purchaser, make it impracticable to market the Notes, or (z) there shall have occurred any downgrading, or any notice shall have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any subsidiary of the Company by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) promulgated under the Act or, if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Notes, the additional time of purchase, as the case may be, trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on the New York Stock Exchange, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment would make it impracticable to market the Notes.

                  If the Initial Purchaser elects to terminate this Agreement as provided in this Section 9, the other party shall be notified as provided for herein.

                  If the sale to the Initial Purchaser of the Notes, as contemplated by this Agreement, is not carried out by the Initial Purchaser for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply and does not comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(k), 6 and 10 hereof), and the Initial Purchaser shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof).

                  10. INDEMNITY BY THE COMPANY AND THE INITIAL PURCHASER:

                       (a) The Company agrees to indemnify, defend and hold harmless the Initial Purchaser, its directors and officers, and any person who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an "Initial Purchaser Indemnified Party"), from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which the Initial Purchaser or any such person may incur under the Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in the Offering Memorandum or necessary to make the statements made therein not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by the Initial Purchaser to the Company expressly for use in the Offering Memorandum or arises out of or is based on any omission or alleged omission to state a material fact in connection with such information required to be stated in the Offering Memorandum or necessary to make such information not misleading.

                       (b) If any action is brought against the Initial Purchaser Indemnified Party in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Initial Purchaser Indemnified Party shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the Initial Purchaser Indemnified Party and payment of all fees and expenses; PROVIDED, HOWEVER, that the omission to so notify the Company shall not relieve the Company from any liability which it may have to the Initial Purchaser Indemnified Party or otherwise except to the extent the Company is prejudiced by such omission. The Initial Purchaser Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Initial Purchaser Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of such action or the Initial Purchaser Indemnified Party shall have reasonably concluded upon written advice of counsel that there may be defenses available to it that are in conflict with those available to the Company (in which case the Company shall not have the right to direct that portion of the defense of such action on behalf of the Initial Purchaser Indemnified Party, but the Company may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Company), in any of which events such reasonable fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel in any one action or series of related actions together with reasonably necessary local counsel representing the indemnified parties who are parties to such action). The Company shall not be liable for any settlement of any such claim or action effected without its written consent, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Initial Purchaser and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                       (c) The Initial Purchaser agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or
         Section 20 of the Exchange Act (each, a "Company Indemnified Party") from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in information furnished in writing by or on behalf of the Initial Purchaser to the Company expressly for use in the Offering Memorandum or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Offering Memorandum or necessary to make such information not misleading.

                       (d) If any action is brought against any Company Indemnified Party in respect of which indemnity may be sought against the Initial Purchaser pursuant to the foregoing paragraph, the Company Indemnified Party shall promptly notify the Initial Purchaser in writing of the institution of such action and the Initial Purchaser shall assume the defense of such action; PROVIDED, HOWEVER, that the omission to notify the Initial Purchaser shall not relieve the Initial Purchaser from any liability which it may have to the Company or any such person or otherwise. The Company Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Initial Purchaser in connection with the defense of such action or the Initial Purchaser shall not have employed counsel to have charge of the defense of such action or such Company Indemnified Party shall have reasonably concluded upon the written advice of counsel that there may be one or more defenses available to it that are in conflict with those available to the Initial Purchaser (in which case the Initial Purchaser shall not have the right to direct that portion of the defense of such action on behalf of the indemnified party or parties, but the Initial Purchaser may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Initial Purchaser), in any of which events such reasonable fees and expenses shall be borne by the Initial Purchaser and paid as incurred (it being understood, however, that the Initial Purchaser shall not be liable for the expenses of more than one separate counsel in any one action or series of related together with reasonably necessary local counsel representing the indemnified parties who are parties to such action). The Initial Purchaser shall not be liable for any settlement of such claim or action effected without the written consent of the Initial Purchaser, but if settled with the written consent of the Initial Purchaser, the Initial Purchaser agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and
         (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                       (e) If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) and (b) of this Section 10 in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchaser on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Initial Purchaser. The relative fault of the Company on the one hand and of the Initial Purchaser on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

                       (f) The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this
         Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (e) above. Notwithstanding the provisions of this Section 10, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                       (g) The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Company and the Initial Purchaser contained in this Agreement shall remain in full force and effect (regardless, with respect to representations and warranties of the Company, of any investigation made by on behalf of the Initial Purchaser, its directors or officers or any person who controls the Initial Purchaser within the meaning of
         Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Act or
         Section 20 of the Exchange Act), and shall survive any termination of this Agreement or the issuance and delivery of the Notes. The Company and the Initial Purchaser agree promptly to notify the other of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the issuance and sale of the Notes, or in connection with the Offering Memorandum.

                  11. NOTICES: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Initial Purchaser, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, NY 10171,
Attention: Syndicate Department, facsimile no. 212-821-2452 and, if to the

Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 4400 Biscayne Blvd., Miami, FL 33137,
Attention: General Counsel, Facsimile no. 305-575-6049 with a copy to Akerman Senterfitt & Eidson, P.A., One S.E. Third Avenue, Miami, FL 33131, Attention:
Kara MacCullough, Esq., facsimile no. 305-374-5095.

                  12. CONSTRUCTION: This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

                  13. PARTIES AT INTEREST: The Agreement herein set forth has been and is made solely for the benefit of the Initial Purchaser and the Company and the controlling persons, directors and officers referred to in Section 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Initial Purchaser) shall acquire or have any right under or by virtue of this Agreement.

                  14. COUNTERPARTS: This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

                  If the foregoing correctly sets forth the understanding between the Company and the Initial Purchaser, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Initial Purchaser.

                                  Very truly yours,

                                  IVAX CORPORATION


                                  By:   /s/ NEIL FLANZRAICH
                                        --------------------------------------
                                        Name: Neil Flanzraich
                                        Title: Vice Chairman and President

Accepted and agreed to as of the date first above written:

UBS WARBURG LLC




By:  /s/ BENJAMIN D. LORELLO
     --------------------------------------------
     Name: Benjamin D. Lorello
     Title: Managing Director


By:  /s/ STEVEN MEEHAN
     --------------------------------------------
     Name: Steven Meehan
     Title: Managing Director